EXHIBIT 99.1

CORRECTING and REPLACING Remark Media Reports Fourth Quarter and Full Year 2016 Results

LAS VEGAS, NV - April 5, 2017 - Remark Media, Inc. (NASDAQ: MARK), a global digital media technology company, today issued an update to its financial results for the fourth quarter and full year 2016 as reported in its March 30, 2017 release. In the bulleted presentations comparing financial results for the three months ended and the year ended December 31, 2016 to the same periods of 2015, total cost and expense for the three months ended and the year ended December 31, 2016 should be $24.7 million (previously reported as $23.5 million) and $81.9 million (previously reported as $80.8 million), respectively, and operating loss for the three months ended and the year ended December 31, 2016 should be $9.7 million (previously reported as $8.6 million) and $22.6 million (previously reported as $21.4 million), respectively.

On the Consolidated Statements of Operations presented at the end of the release, the line item Depreciation and amortization should read Depreciation, amortization and impairments, and the amounts for the three months ended and the year ended December 31, 2016 should be $4,057 and $11,458, respectively (previously reported as $2,898 and $10,299, respectively).

In all cases, the bullets and tables have been updated to reflect the revised totals. The conference call discussed in the release was held on March 30, 2017. The updated release reads:

Remark Media Reports Fourth Quarter and Full Year 2016 Results
Increased fourth quarter 2016 revenue by 27% over fourth quarter of 2015

Remark Media, Inc. (NASDAQ: MARK), a global digital media technology company, reported its financial results for the fourth quarter and full year 2016.

“Our fourth quarter performance provides a strong close to a very successful year for us,” said Kai-Shing Tao, Remark Media's Chairman and CEO. “We achieved several developmental and commercialization milestones related to our KanKan Data Intelligence Platform, including our expansion of KanKan from a social media network into a business-to-business solution and the introduction of new products. We are partnering with companies such as Alibaba Cloud and TenCent to deploy enterprise and precision marketing solutions that leverage our unprecedented data set. In fact, our KanKan Open Artificial Intelligence Platform recently received the “best break-through technology” award from Alibaba. Out of 400 companies invited to participate, KanKan was ranked the number one start-up affiliated with the Alibaba eco-system. In addition, we are introducing proprietary products - such as KanKan Social Credit Service - that utilize the KanKan Data Intelligence Platform to address unmet needs in the China marketplace.

“Our Vegas.com business is also performing well, highlighting the operational improvements we have made since the acquisition in 2015. In fact, in 18 months’ time, we have successfully turned around a business with no growth into a business with projected double-digit EBITDA growth on an annual basis. We continue to enhance the technologies and website features that reinforce Vegas.com’s position as the official website for Las Vegas entertainment. In fact, of the top 20 show ticket sales days in Vegas.com history, 18 have occurred since Christmas Day of 2016, and all 20 have occurred since we acquired Vegas.com in September 2015.

“In addition, our acquisition of FansTang during the third quarter of 2016 provided us with a comprehensive digital media content platform and a prominent portfolio of partnerships with leading brands around the world. We believe we have established a formidable set of synergistic assets, each of which presents significant monetization opportunities in the months and years ahead. We are excited about our ability to accelerate our growth in 2017.”

Financial Results for the Three Months Ended December 31st: 2016 Compared to 2015
The company’s fourth quarter 2016 results reflect the acquisition of FansTang, which occurred in September 2016, whereas the prior year financials do not.

•	Net revenue was $15.0 million, compared to $11.8 million.

•	Total cost and expense was $24.7 million, compared to $19.0 million.

•	Operating loss was $9.7 million, compared to $7.2 million.

•	Net loss was $8.6 million, or $0.40 per diluted share, compared to $14.1 million, or $0.72 per diluted share.

•	At December 31, 2016, the cash and cash equivalents balance was $6.9 million, and total restricted cash was $11.7 million, bringing the total combined cash position to $18.5 million.

Financial Results for the Year Ended December 31st: 2016 Compared to 2015
The financial results for the full year 2016 period reflect the operating results of Vegas.com, which was acquired in September 2015.

•	Net revenue was $59.3 million, compared to $14.2 million.

•	Total cost and expense was $81.9 million, compared to $36.8 million.

•	Operating loss was $22.6 million, compared to $22.6 million.

•
Net loss was $31.7 million, or $1.54 per diluted share, and included a loss on extinguishment of debt of $9.2 million. This compared to $31.4 million, or $2.06 per diluted share for the year ended December 31, 2015.

Conference Call Information
Remark Media’s management team will hold a conference call today, March 30, 2017, at 4:30 p.m. ET / 1:30 p.m. PT to discuss its fourth quarter and full year 2016 earnings results, review recent activity and answer questions. To access the call in the U.S. please dial 1-877-440-5787 and for international calls dial 1-719-325-2145 approximately 10 minutes prior to the start of the conference. The conference ID is 9327076. The conference call will also be broadcast live over the Internet and available for replay for one year at www.remarkmedia.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the replay, U.S. callers may dial 1-844-512-2921, and international callers may dial 1-412-317-6671. Enter access code 9327076.

About Remark Media, Inc.
Remark Media, Inc. (NASDAQ: MARK) owns, operates and acquires innovative digital media properties across multiple verticals that deliver culturally relevant, dynamic content that attracts and engages users on a global scale.  The company leverages its unique digital media assets to target the Millennial demographic, which provides it with access to fast-growing, lucrative markets.  The company is headquartered in Las Vegas, Nevada, with additional operations in Los Angeles, California and in Beijing, Shanghai, Chengdu and Hangzhou, China. For more information, please visit the company’s website at www.remarkmedia.com.

Forward-Looking Statements
This press release may contain forward-looking statements, including information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those discussed in Part I, Item 1A. Risk Factors in Remark Media's Annual Report on Form 10-K and Remark Media’s other filings with the SEC. Any forward-looking statements reflect Remark Media’s current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given such uncertainties, you should not place undue reliance on any forward-looking statements, which represent Remark Media’s estimates and assumptions only as of the date hereof. Except as required by law, Remark Media undertakes no obligation to update or revise publicly any forward-looking statements after the date hereof, whether as a result of new information, future events or otherwise.

Investor Contact:
Douglas Osrow
Remark Media, Inc.
dosrow@remarkmedia.com
702-701-9514 ext. 3025

Investor Relations Contact:
Becky Herrick/ Kirsten Chapman
LHA Investor Relations
remarkmedia@lhai.com
415-433-3777
[Tables to follow]

REMARK MEDIA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2016

	December 31,
	2016	2015
Assets
Cash and cash equivalents	$6,893	$5,422
Restricted cash	9,405	9,416
Trade accounts receivable, net	1,372	746
Prepaid expense and other current assets	3,323	2,637
Notes receivable, current	181	172
Total current assets	21,174	18,393
Restricted cash	2,250	2,250
Notes receivable	190	371
Property and equipment, net	15,531	17,338
Investment in unconsolidated affiliate	1,030	1,030
Intangibles, net	37,406	34,867
Goodwill	26,763	20,337
Other long-term assets	1,355	—
Total assets	$105,699	$94,586

Liabilities and Stockholders’ Equity
Accounts payable	$16,546	$14,422
Accrued expense and other current liabilities	14,967	11,827
Deferred merchant booking	6,991	6,997
Deferred revenue	4,072	3,262
Current maturities of long-term debt	100	100
Capital lease obligations	179	205
Total current liabilities	42,855	36,813
Long-term debt, less current portion and net of unamortized discount and debt issuance cost	37,825	23,616
Warrant liability	25,030	19,195
Other liabilities	2,589	2,904
Total liabilities	108,299	82,528

Commitments and contingencies

Preferred stock, $0.001 par value; 1,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value; 100,000,000 shares and 50,000,000 shares authorized; 22,232,004 and 19,659,362 shares issued and outstanding; each at December 31, 2016 and 2015, respectively	22	20
Additional paid-in-capital	190,507	173,477
Accumulated other comprehensive loss	(16)	(5)
Accumulated deficit	(193,113)	(161,434)
Total stockholders’ equity (deficit)	(2,600)	12,058
Total liabilities and stockholders’ equity	$105,699	$94,586

REMARK MEDIA, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
Periods Ended December 31, 2016

	Quarter ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenue, net	14,957	11,789	59,328	14,229

Cost and expense
Cost of revenue (excluding depreciation and amortization)	3,318	2,280	11,155	2,536
Sales and marketing	4,192	4,186	19,541	5,031
Technology and development	892	954	2,796	1,187
General and administrative	12,209	8,953	36,460	24,317
Depreciation, amortization and impairments	4,057	2,372	11,458	3,281
Other operating expense	9	265	515	454
Total cost and expense	24,677	19,010	81,925	36,806

Operating loss	(9,720)	(7,221)	(22,597)	(22,577)
Other income (expense) and gain (loss)
Debt conversion expense	—	—	—	(1,469)
Interest expense	(1,036)	(1,219)	(4,685)	(1,927)
Other income (loss), net	—	29	29	(50)
Loss on extinguishment of debt	—	—	(9,157)	—
Change in fair value of warrant liability	3,099	(5,673)	5,790	(5,432)
Other gain (loss)	(209)	2	(313)	8
Total other income (expense), net	1,854	(6,861)	(8,336)	(8,870)

Loss before income taxes	(7,866)	(14,082)	(30,933)	(31,447)
Provision for income taxes	(746)	—	(746)	—
Net loss	(8,612)	(14,082)	(31,679)	(31,447)

Weighted-average shares outstanding, basic and diluted	21,796	19,448	20,529	15,278
Net loss per share, basic and diluted	(0.40)	(0.72)	(1.54)	(2.06)

###